                                                                    EXHIBIT 16.1
                            BARRY L. FRIEDMAN, P.C.
                          Certified Public Accountant

1582 Tulita Drive                                         OFFICE (702) 361-8414
Las Vegas, Nevada 89123                                   FAX NO. (702) 396-0278


July 16, 1998


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                             GoodNoise Corporation
                             ---------------------

We have read Item 3 of GoodNoise Corporation's Form 10-SB to be dated on or approximately July 17, 1998 and are in agreement with the statements contained therein.



Yours very truly,

/s/ Barry L. Friedman
---------------------------
Barry L. Friedman, P.C.